Exhibit (l)

August 22, 2025	Eversheds Sutherland (US) LLP

Blue Owl Technology Finance Corp.
399 Park Avenue
37th Floor
New York, NY 10022

Re:	Blue Owl Technology Finance Corp.
Registration Statement on Form N-2
Ladies and Gentlemen:
We have acted as counsel to Blue Owl Technology Finance Corp., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form N-2 on August 22, 2025, (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the offer, issuance and sale from time to time, pursuant to Rule 415 under the Securities Act, of the following securities (the “Securities”):
a)shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), together with any additional shares of Common Stock that may be issued by the Company pursuant to Rule 462(b) under the Securities Act, and including Common Stock to be issuable upon exercise of the Rights and/or the Warrants (as such terms are defined below) (the “Common Shares”);
b)shares of the Company’s preferred stock, par value $0.01 per share (the “Preferred Stock”), including Preferred Stock to be issuable upon exercise of the Warrants (the “Preferred Shares”);
c)subscription rights to purchase Common Stock (“Rights”);
d)warrants representing rights to purchase Common Stock, Preferred Stock or Debt Securities (“Warrants”);
e)debt securities of the Company, including debt securities to be issuable upon exercise of the Warrants (“Debt Securities”); and
f)units comprised of any combination of the foregoing Securities (“Units”).
The Registration Statement provides that the Securities may be issued from time to time in amounts, at prices, and on terms to be set forth in one or more supplements (each, a “Prospectus Supplement”) to the final prospectus included in the Registration Statement at the time it becomes effective (the “Prospectus”).
The Debt Securities are to be issued under (i) a base indenture (the “Base Indenture”), dated June 12, 2020, entered into by and between the Company and Deutsche Bank Trust Company Americas, as successor to Computershare Trust Company, N.A., as successor to Wells Fargo Bank, National Association (the “Trustee”) and (ii) one or more supplemental indentures thereto containing the terms and conditions for each issuance of the Debt Securities (each, a “Supplemental Indenture” and together with the Base Indenture, the “Indenture”). The Warrants will be issued under warrant agreements (each a “Warrant Agreement”) to be entered into by and between the Company and the purchasers thereof, or a warrant agent to be identified in the applicable warrant agreement (the “Warrant Agent”). The Rights are to be issued under rights agreements to be entered into by and between the Company and the purchasers thereof, or a rights agent to be identified in the applicable rights agreement (the “Rights Agreement”). The Units are to be issued under the Base Indenture, a Warrant Agreement, a Rights Agreement or other purchase agreement between the Company and the purchasers thereof, or a units agent to be identified in the applicable agreement (the “Units Agreement”).
As counsel to the Company, we have participated in the preparation of the Registration Statement and have examined the originals or copies, certified or otherwise identified to our satisfaction as being true copies, of the following:
(i)The Articles of Amendment and Restatement of the Company and the Articles of Amendment thereto, each certified as of a recent date by the State Department of Assessments and Taxation of the State of Maryland (together, the “Charter”);
(ii)The Amended and Restated Bylaws of the Company, certified as of the date hereof by an officer of the Company (the “Bylaws”);
(iii)A Certificate of Good Standing with respect to the Company issued by the State Department of Assessments and Taxation of the State of Maryland as of a recent date (the “Certificate of Good Standing”);
(iv)The Base Indenture; and
(v)The resolutions of the board of directors of the Company (the “Board”) relating to, among other things, (a) the authorization and approval of the preparation and filing of the Registration Statement, (b) the authorization, execution and delivery of the Base Indenture, and (c) the authorization of the issuance, offer and sale of the Securities pursuant to the Registration Statement, certified as of the date hereof by an officer of the Company (collectively, the “Resolutions”).
With respect to such examination and our opinions expressed herein, we have assumed, without any independent investigation or verification, (i) the genuineness of all signatures on all documents submitted to us for examination, (ii) the legal capacity of all natural persons, (iii) the authenticity of all documents submitted to us as originals, (iv) the conformity to original documents of all documents submitted to us as conformed or reproduced copies and the authenticity of the originals of such copied documents, (v) that each Supplemental Indenture, Warrant Agreement and Rights Agreement will be governed by the laws of the State of New York, (vi) that the Base Indenture is the valid and legally binding obligation of the Trustee, (vii) that all certificates issued by public officials have been properly issued, and (viii) that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion letter from the form and content of such documents as executed and delivered. We also have assumed without independent investigation or verification the accuracy and completeness of all corporate records made available to us by the Company.
As to certain matters of fact relevant to the opinions in this opinion letter, we have relied upon certificates of public officials (which we have assumed remain accurate as of the date of this opinion), upon certificates and/or representations of officers of the Company, and upon such other certificates as we deemed appropriate. We have not independently established the facts, or in the case of certificates of public officials, the other statements, so relied upon.

The opinions set forth below are limited to the effect of the Maryland General Corporation Law (the “MGCL”), and, as to the Debt Securities, Warrants, Rights, and Units constituting valid and legally binding obligations of the Company, the laws of the State of New York, and we express no opinion as to the applicability or effect of any other laws of the State of Maryland or the laws of any other jurisdictions. Without limiting the preceding sentence, we express no opinion as to any federal or state securities or broker-dealer laws or regulations thereunder relating to the offer, issuance and sale of the Securities pursuant to the Registration Statement.
This opinion letter has been prepared, and should be interpreted, in accordance with customary practice followed in the preparation of opinion letters by lawyers who regularly give, and such customary practice followed by lawyers who on behalf of their clients regularly advise opinion recipients regarding, opinion letters of this kind.
The opinions expressed in paragraphs 3, 4, and 5 below are subject to the effect of (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium, fraudulent conveyance and other similar laws affecting the rights and remedies of creditors generally, (ii) general principles of equity (including without limitation the availability of specific performance or injunctive relief and the application of concepts of materiality, reasonableness, good faith and fair dealing), regardless of whether considered in a proceeding at law or in equity, and (iii) federal and state securities laws and principles of public policy that may limit enforcement of rights to indemnity, contribution and exculpation.
On the basis of and subject to the foregoing, and in reliance thereon, and subject to the assumptions, limitations and qualifications set forth in this opinion letter, and further assuming that:
(i)    Articles Supplementary classifying and designating the number of shares and the terms of any class or series of the Preferred Stock to be issued by the Company (the “Articles Supplementary”) will have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter and Bylaws and have been filed with and accepted for record by the SDAT prior to the issuance of any such Preferred Stock, and such Articles Supplementary comply with the applicable requirements with respect thereto under the MGCL and the Charter and Bylaws;
(ii)    the Base Indenture and each Supplemental Indenture will have been duly authorized, executed and delivered by each of the Company and the Trustee in accordance with the terms of the Base Indenture;
(iii)    each Supplemental Indenture will constitute a valid and legally binding obligation of each of the Company and the Trustee;
(iv)    none of the Debt Securities, the Warrants, the Rights or the Units will include any provision that is unenforceable against the Company;
(v)    each Warrant Agreement including any amendments or supplements thereto, and the Warrants issued thereunder, will have been duly authorized, executed and delivered by each of the parties thereto in accordance with the terms of such Warrant Agreement;
(vi)    each Warrant Agreement will constitute a valid and legally binding obligation of each of the parties thereto;

(vii)    each Rights Agreement including any amendments, or supplements thereto, and the Rights issued thereunder, will have been duly authorized, executed and delivered by each of the parties thereto;
(viii)    each Rights Agreement will constitute a valid and legally binding obligation of each of the parties thereto;
(ix)    each Units Agreement, including any amendments, or supplements thereto, and the Units issued thereunder, will have been duly authorized, executed and delivered by each of the parties thereto;
(x)    each Units Agreement will constitute a valid and legally binding obligation of each of the parties thereto;
(xi)    the issuance, offer and sale of the Securities from time to time and the final terms of such issuance, offer and sale, including those relating to price and amount of the Securities to be issued, offered and sold, and certain terms thereof, will have been duly authorized and determined or otherwise established by proper action of the Board or a duly authorized committee thereof in accordance with the Charter, if applicable, the Articles Supplementary, if applicable, the Base Indenture, if applicable, the Supplemental Indenture, if applicable, the Warrant Agreement, if applicable, the Rights Agreement, if applicable, the Units Agreement, if applicable, and the Bylaws, if applicable, and are consistent with the terms and conditions for such issuance, offer and sale set forth in the Resolutions and the descriptions thereof in the Registration Statement, the Prospectus and the applicable Prospectus Supplement (such authorization or action being hereinafter referred to as the “Corporate Proceedings”);
(xii)    the terms of the Debt Securities, the Warrants, the Rights and the Units as established and the issuance thereof (a) will not violate any applicable law, (b) will not violate or result in a default under or breach of any agreement, instrument or other document binding upon the Company, and (c) will comply with all requirements or restrictions imposed by any court or governmental body having jurisdiction over the Company;
(xiii)    each issuance of the Debt Securities will have been duly executed by the Company and duly authenticated by the Trustee in accordance with the Base Indenture, as supplemented by the applicable Supplemental Indenture, and delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof;
(xiv)    at the time of issuance of the Debt Securities or the Preferred Shares, after giving effect to such issuance of the Debt Securities or Preferred Shares, the Company will be in compliance with Section 18(a) of the Investment Company Act of 1940, as amended, giving effect to applicable provision of Section 61(a) thereof;
(xv)    any Common Shares, Preferred Shares or Warrants issued and sold pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Shares or Preferred Shares, will have been delivered to, and the agreed consideration will have been fully paid at the time of such delivery by, the purchasers thereof;
(xvi)    upon the issuance of any Common Shares or Preferred Shares by the Company pursuant to the Registration Statement, including upon the exercise of any Securities convertible into or exercisable for Common Shares or Preferred Shares, the total number of shares of Common Stock or Preferred Stock, as applicable, issued and outstanding will not exceed the total number of shares of Common Stock or Preferred Stock, as applicable, that the Company is then authorized to issue under the Charter;
(xvii)    the Certificate of Good Standing remains accurate, the Resolutions and the applicable Corporate Proceedings remain in effect, without amendment, and the Registration Statement becomes effective under the Securities Act and remains effective at the time of the issuance, offer and/or sale of the Securities, we are of the opinion that:
1.Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Common Shares by the Company will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Common Shares will be validly issued, fully paid and non-assessable.
2.Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Preferred Shares will be duly authorized and, when issued and paid for in accordance with the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Preferred Shares will be validly issued, fully paid and non-assessable.
3.Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Rights will be duly authorized and, when issued and paid for in accordance with the Rights Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions, and all Corporate Proceedings relating thereto, the Rights will constitute valid and legally binding obligations of the Company.
4.Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Debt Securities will be duly authorized and, when issued and paid for in accordance with the Base Indenture, the applicable Supplemental Indenture, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Debt Securities will constitute valid and legally binding obligations of the Company.
5.Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Warrants will be duly authorized and, when issued and paid for in accordance with the Warrant Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Warrants will constitute valid and legally binding obligations of the Company.
6.Upon completion of all Corporate Proceedings with respect thereto, the issuance of the Units will be duly authorized and, when issued and paid for in accordance with the Unit Agreement, the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the Resolutions and all Corporate Proceedings relating thereto, the Units will constitute valid and legally binding obligations of the Company.
The opinions expressed in this opinion letter (i) are strictly limited to the matters stated in this opinion letter, and without limiting the foregoing, no other opinions are to be inferred and (ii) are only as of the date of this opinion letter, and we are under no obligation, and do not undertake, to advise the Company or any other person or entity either of any change of law or fact that occurs, or of any fact that comes to our attention, after the date of this opinion letter, even though such change or such fact may affect the legal analysis or a legal conclusion in this opinion letter.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference of our firm in the “Legal Matters” section of the Registration Statement. We do not admit by giving this consent that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Respectfully submitted,

/s/ EVERSHEDS SUTHERLAND (US) LLP